FOR IMMEDIATE RELEASE

Prologis Reports Strong Fourth Quarter and Full Year 2022 Earnings

Sets new operating records; expects leading 2023 earnings growth

SAN FRANCISCO (January 18, 2023) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported full year and fourth quarter results for 2022.

Net earnings per diluted share was $0.63 for the fourth quarter of 2022 compared with $1.67 for the fourth quarter of 2021. Net earnings per diluted share for the year ended December 31, 2022 was $4.25, compared with $3.94 for the prior year.

Core funds from operations (Core FFO)* per diluted share was $1.24 for the fourth quarter of 2022, which included $0.02 of net promote income, compared with $1.12 for the same period in 2021, which included $0.05 of net promote income. For the full year 2022, Core FFO per diluted share was $5.16 compared with $4.15 for the same period in 2021. Net earnings and Core FFO per diluted share for the full year of 2022 and 2021 included net promote income of $0.55 and $0.06, respectively.

“Our results underscore the strength of our business in the face of a slowing economy,” said Hamid R. Moghadam, co-founder and CEO, Prologis. “While capital markets have begun to stabilize, it will likely take a few quarters before we see meaningful price discovery, and normalization of values. Despite the challenging economic environment, we are focused on serving our customers through the scale and quality of our portfolio, our growing Essentials offerings, and dedication of the best team in the business.”

OPERATING PERFORMANCE

Owned & Managed	4Q22	Notes
Average Occupancy	98.0%
Leases Commenced	42.5MSF	36.9MSF operating portfolio and 5.6MSF development portfolio
Retention	82.4%

Prologis Share	4Q22	Notes
Cash Same Store NOI*	9.1%	Led by U.S. at 9.6%
Net Effective Rent Change	50.6%	Lower sequentially on lease roll mix; Led by U.S. at 55.0%
Cash Rent Change	32.4%

DEPLOYMENT ACTIVITY

Prologis Share	4Q22	FY 2022
Acquisitions	$181M	$2,070M
Weighted avg stabilized cap rate (excluding other real estate)	5.9%	4.3%
Development Stabilizations	$820M	$2,888M
Estimated weighted avg yield	6.9%	6.3%
Estimated weighted avg margin	46.4%	54.8%
Estimated value creation	$380M	$1,583M
% Build-to-suit	20.5%	38.9%
Development Starts	$846M	$4,675M
Estimated weighted avg yield	6.6%	6.1%
Estimated weighted avg margin	30.2%	42.3%
Estimated value creation	$256M	$1,976M
% Build-to-suit	50.8%	39.2%
Total Dispositions and Contributions	$310M	$2,191M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.2%	4.0%

BALANCE SHEET STRENGTH & LIQUIDITY

“We enter the new year in a position of financial strength, maintaining excellent balance sheet metrics and sourcing capital globally to fund our continued growth,” said Timothy D. Arndt, chief financial officer, Prologis. “At year-end, we had over $4 billion of liquidity and the investment capacity across Prologis and its co-investment ventures totaled $20 billion. We continue to manage our balance sheet prudently, and therefore are able to navigate any potential headwinds, as well as take advantage of opportunities.”

During the fourth quarter, Prologis and its co-investment ventures issued $1.1 billion of debt at a weighted average interest rate of 3.0%, and a weighted average term of 7.5 years. This activity included $553 million of global bond raises, including an inaugural offering in Canada. For the full year, Prologis and its co-investment ventures issued $12.0 billion of debt at a weighted average interest rate of 3.0% and a weighted average term of 7.0 years, inclusive of $3.3 billion in green bonds.

As of December 31, 2022, debt as a percentage of total market capitalization was 20.1%, and the company’s weighted average interest rate on its share of total debt was 2.5%, with a weighted average term of 9.1 years. In addition, the company has no significant debt maturities until 2026.

FOREIGN CURRENCY STRATEGY

Prologis hedges its exposure to foreign currency fluctuations by borrowing in the currencies in which it invests and using derivative financial instruments. As of December 31, 2022, 97% of Prologis’ equity was in USD and earnings forecasted in foreign currencies for 2023, 2024, and 2025 were 99%, 98% and 96%, respectively, hedged through derivative contracts.

2023 GUIDANCE

Prologis’ guidance for Net earnings is included in the table below as well as guidance for Core FFO*, which are both reconciled in our supplemental information.

"At the midpoint of our range, we project Core FFO growth of 9.5%, excluding promotes, representing strong growth, particularly in light of current economic conditions,” Arndt added. “We are confident in our ability to execute on our plan, driving earnings growth and value creation across the cycle, bolstered by our 67% lease mark-to-market and $39 billion land bank build out potential.”

  2023 GUIDANCE

  Earnings (per diluted share)

Net earnings attributable to common stockholders	$3.00 to $3.15
Core FFO attributable to common stockholders/unitholders*	$5.40 to $5.50
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income*	$5.00 to $5.10

Operations

Average occupancy	96.50% to 97.50%
Cash Same Store NOI* - PLD share	8.50% to 9.50%

  Strategic Capital (in millions)

Strategic Capital revenue, excluding promote revenue	$500 to $525
Net Promote Income	$380

  G&A (in millions)

General & administrative expenses	$370 to $385

  Capital Deployment - Prologis Share (in millions)

Development stabilizations	$2,600 to $3,000
Development starts	$2,500 to $3,000
Acquisitions	$300 to $600
Contributions	$1,250 to $1,750
Dispositions	$800 to $1,200
Net sources/(uses)	$(750) to $(650)
Realized development gains	$300 to $400
*	This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2023 relates predominantly to these items. Please refer to our quarterly Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

JANUARY 18, 2023, CALL DETAILS
The call will take place on Wednesday, January 18, 2023, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (877) 897-2615 (toll-free from the United States and Canada) or +1 (201) 689-8514 (from all other countries). A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available January 18 – February 1 at +1 (877) 660-6853 (from the United States and Canada) or +1 (201) 612-7415 (from all other countries) using access code 13734962. The webcast replay will be posted in the Investor Relations section of www.prologis.com under "Events & Presentations."

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2022, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.2 billion square feet (113 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,600 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to the current coronavirus pandemic; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Jill Sawyer, +1 (415) 733-9526, jsawyer@prologis.com, San Francisco

Media: Jennifer Nelson, +1 (415) 733-9409, jnelson2@prologis.com, San Francisco